                                                                  EXHIBIT (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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
                                                                GIVE THE
FOR THIS TYPE OF ACCOUNT:                                       SOCIAL SECURITY
                                                                NUMBER OF --
--------------------------------------------------------------------------------
 1.  An individual's account                                    The individual
 2.  Two or more individuals (joint account)                    The actual owner
                                                                of the account
                                                                or, if combined
                                                                funds, any one
                                                                of the
                                                                individuals(1)
 3.  Husband and wife (joint account)                           The actual owner
                                                                of the account
                                                                or, if joint
                                                                funds, either
                                                                person(1)
 4.  Custodian account of a minor (Uniform Gift to Minors Act)  The minor(2)
 5.  Adult and minor (joint account)                            The adult or, if
                                                                the minor is the
                                                                only
                                                                contributor, the
                                                                minor(1)
 6.  Account in the name of guardian or committee for a         The ward, minor,
     designated ward, minor, or incompetent person              or incompetent
                                                                person(3)
 7.  a. The usual revocable savings trust account (grantor is   The grantor-
        also trustee)                                           trustee(1)
     b. So-called trust account that is not a legal or valid    The actual
        trust under State law                                   owner(1)
 8.  Sole proprietorship account                                The owner(4)

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
                                                                GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                                       IDENTIFICATION
                                                                NUMBER OF --
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
 9.  A valid trust, estate, or pension trust                            The legal entity
                                                                        (Do not furnish
                                                                        the identifying
                                                                        number of the
                                                                        personal
                                                                        representative
                                                                        or trustee
                                                                        unless the legal
                                                                        entity itself is
                                                                        not designated
                                                                        in the account
                                                                        title.)(5)

10.  Corporate account                                                  The corporation
11.  Religious, charitable, or educational organization                 The organization
     account
12.  Partnership                                                        The partnership
13.  Association, club, or other tax-exempt organization                The organization
14.  A broker or registered nominee                                     The broker or
                                                                        nominee
15.  Account with the Department of Agriculture in the name             The public
     of a public entity (such as a State or local government,           entity
     school district, or prison) that receives agricultural
     program payments


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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. You may also enter your business or "doing business as" name. Furnish the owner's social security number or the employer identification number of the sole proprietorship.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9*
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your num-ber, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

 To complete Substitute Form W-9, if you do no have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification num-ber in Part 1, sign and date the Form, and give it to the requester. General-ly, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual re-
   tirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a)
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.
 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
 Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to non-resident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDEN-TIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
PRIVACY ACT NOTICE.-- Section 6109 requires most recipients of dividend, in-terest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are re-quired to file tax returns. Payers must generally withhold 31% of taxable in-terest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are sub-ject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or im-prisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE
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* Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.